SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 8, 2005 (November 2, 2005)
Date of Report (Date of earliest event reported)

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

13114 Evening Creek Drive South
San Diego, California 92128
(Address of principal executive offices)

(858) 679-1504
(Registrant’s telephone number, including area code)

ITEM 8.01.  Other Events.

e. Digital Corporation has entered into amendments with the holders of the company’s 12% Subordinated Promissory Notes (“12% Notes”) to (i) extend the maturity date under the 12% Notes from December 31, 2005 to December 31, 2006, (ii) authorize an additional $500,000 in principal amount of 12% Notes (the “Additional Notes”), (iii) pay the purchasers of the Additional Notes (in the aggregate) a royalty as consideration for the additional financing necessary for the development of the company’s new MedeViewer product equal to up to Twenty Dollars ($20.00) for each MedeViewer sold for a period of three years (the “Royalty”) and (iv) change the terms of conversion.

The full text of each amended agreement is attached hereto as Exhibit 4.50.1 and Exhibit 4.51.2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

e.DIGITAL CORPORATION

Date: November 8, 2005	By: /s/ Robert Putnam
Robert Putnam, Senior Vice President and Secretary
(Principal Executive Officer and duly authorized
to sign on behalf of the Registrant)

EXHIBIT INDEX

Exhibit No.  Description

4.50.1	Form of Amendment to 12% Subordinated Promissory Note and Warrant Purchase Agreement between the company and certain accredited investors (individual amendments differ only as to name of Purchaser)

4.51.2	Form of Second Amendment to 12% Subordinated Promissory Note between the company and certain accredited investors (individual amendments differ only as to name of Payee)